EXHIBIT 20.1

FIRST CONSUMERS CREDIT CARD MASTER NOTE TRUST
Monthly Noteholders' Statement - Series 2001-A

Monthly Period:                 February 28, 2002
Accrual Period:                 February 15 - March 14
Days in Accrual Period:         28


Pursuant to the Master Indenture, dated as of March 1, 2001
(as amended and supplemented, the "Indenture") between First
Consumers Credit Card Master Note Trust (the "Issuer") and
The Bank of New York, as indenture trustee (the "Indenture
Trustee"), as supplemented by the Series 2001-A Indenture
Supplement (the "Indenture Supplement"), dated as of
March 1, 2001, between the Issuer and the Indenture Trustee,
First Consumers National Bank, as Servicer (the "Servicer") under the Transfer and Servicing Agreement, dated as of March 1, 2001 (the "Transfer and Servicing Agreement") between the Servicer and the Issuer is required to prepare certain information each month regarding current distributions to the Series 2001-A Noteholders and the performance of the Trust during the previous month. The information required to be prepared with respect to the Distribution Date of March 14, 2002 and with respect to the performance of the Trust during the month of February 28, 2002 is set forth below. Capitalized terms used herein are defined in the Indenture and the Indenture
Supplement.

A.      Information regarding distributions in respect of the Class A Notes

1.      The total amount of the distribution in respect of
        Class A Notes..........$775,262

2.      The amount of the distribution set forth in paragraph 1
        above in respect of principal on the
        Class A Notes..........$0

3.      The amount of the distribution set forth in paragraph 1
        above in respect of interest on
        Class A Notes..........$775,262

4.      The total amount of the distribution in respect of
        Class B Notes..........$144,428

5.      The amount of the distribution set forth in paragraph 4
        above in respect of principal on the
        Class B Notes..........$0

6.      The amount of the distribution set forth in paragraph 4
        above in respect of interest on
        Class B Notes..........$144,428

7.      The total amount of the distribution in respect of
        Class C Notes..........$114,893

8.      The amount of the distribution set forth in paragraph 7
        above in respect of principal on the
        Class C Notes..........$0

9.      The amount of the distribution set forth in paragraph 7
        above in respect of interest on
        Class C Notes..........$114,893

I.      Receivables

A.1     Beginning of the Month Principal Receivables............$1,199,232,217
A.2     Beginning of the Month Finance Charge Receivables.......$   31,017,492
A.3     Beginning of the Month Discount Option Receivables......$            0
A.4     Beginning of the Month Total Receivables................$1,230,249,709

B.1     Removed Principal Receivables...........................$            0
B.2     Removed Finance Charge Receivables......................$            0
B.3     Removed Total Receivables...............................$            0

C.1     Additional Principal Receivables........................$            0
C.2     Additional Finance Charge Receivables...................$            0
C.3     Additional Total Receivables............................$            0

D.1     Discount Option Receivables Generated this Period.......$            0
D.2     Net Recoveries for month of:  February 28, 2002.........$            0
D.3     End of the Month Principal Receivables..................$1,171,134,511
D.4     End of the Month Finance Charge Receivables.............$   31,820,465
D.5     End of the Month Discount Option Receivables............$            0
D.6     End of the Month Total Receivables......................$1,202,954,976

E.1     Excess Funding Account Balance..........................$            0
E.2     Aggregate Principal Balance.............................$1,194,134,511
E.3     Minimum Aggregate Principal Balance..1..................$1,160,391,875
E.4     End of the Month Seller Amount
        (Includes FCMT Series 1999-A)...........................$  109,656,122
E.5     Principal Collections for prior Monthly
           Period designated as Seller Interest.................$   23,000,000
E.6     Minimum Seller Amount
        (Includes FCMT Series 1999-A)...........................$   75,913,487

        1  Includes "Total Investor Amount" for First
        Consumers Master Trust Series 1999-A.

II.     Delinquencies and Losses

End of the Month Delinquencies:                                    Receivables
A.1     30-59 Days Delinquent...................................$   39,698,739
A.2     60-89 Days Delinquent...................................$   36,411,452
A.3     90+ Days Delinquent.....................................$   95,809,513
A.4     Total 30+ Days Delinquent...............................$  171,919,704

B.1     Defaulted Receivables During the Month..................$   20,039,596

III.    Note Principal Balances

A.1     Beginning of the Month Aggregate Note
           Principal Balance....................................$  561,000,000
A.2     Class A Note Principal Balance..........................$  462,000,000
A.3     Class B Note Principal Balance..........................$   63,000,000
A.4     Class C Note Principal Balance..........................$   36,000,000
A.5     End of the Month Aggregate Note Principal Balance.......$  561,000,000
A.6     Initial Excess Collateral Amount........................$   39,000,000

IV.     Series 2001-A Information

A.1     Investor Percentage......................................       50.03%
A.2     Available Finance Charge Collections....................$   15,518,676
A.3     Investor Default Amount.................................$    9,313,839
A.4     Investor Uncovered Dilution Amount......................$            0
A.5     Monthly Servicing Fees..................................$    1,000,000
A.6     Available Principal Collections.........................$   52,591,721
A.7     Excess Finance Charge Collections.......................$            0
A.8     Shared Principal Collections............................$            0
A.9     Reserve Account Balance.................................$            0
A.10    Spread Account Balance..................................$   36,000,000

V.      Application of Collections

A.1     Class A Monthly Interest................................$      775,262
A.2     Class B Monthly Interest................................$      144,428
A.3     Class C Monthly Interest................................$      114,893
A.4     Class A Net Swap Payment................................$    1,371,755
A.5     Class B Net Swap Payment................................$      187,303
A.6     Class A Net Swap Receipt................................$            0
A.7     Class B Net Swap Receipt................................$            0
A.8     Monthly Servicing Interest..............................$    1,000,000
A.9     Investor Default Amount.................................$    9,313,839
A.10    Investor Uncovered Dilution Amount......................$            0
A.11    Investor Charge Offs and Reallocated Principal
           Collections not Previously Reimbursed................$            0
A.12    Amounts to be Deposited in the Reserve Account..........$            0
A.13    Amounts to be Deposited in the Spread Account...........$            0

        Excess Finance Charge Collections
B.1     Total Excess Finance Charge Collections
           for all Allocation Series............................$            0

        Shared Principal Collections
C.1     Total Shared Principal Collections
           for all Allocation Series............................$            0

VI.     Yield and Base Rate

A.1     Base Rate (Current Month)................................        7.19%
A.2     Base Rate (Prior Month)..................................        7.74%
A.3     Base Rate (Two Months Ago)...............................        7.39%
A.4     Three Month Average Base Rate............................        7.44%

B.1     Portfolio Yield (Current Month)..........................       12.41%
B.2     Portfolio Yield (Prior Month)............................        9.24%
B.3     Portfolio Yield (Two Months Ago).........................       13.79%
B.4     Three Month Average Portfolio Yield......................       11.81%

VII.    Principal Collections

A.1     Monthly Principal.......................................$            0
A.2     Principal Accumulation Account Balance..................$            0
A.3     Series 2001-A Principal Shortfall.......................$            0
A.4     Shared Principal Collections Allocable from
           Other Principal Sharing Series.......................$            0

VIII.   Investor Charge Offs and Reductions

A.1     Investor Charge Offs....................................$            0
A.2     Reallocated Principal Collections.......................$            0
A.3     Reductions in Collateral Amount
           (Other than by Principal Payments)...................$            0
A.4     Reductions in Collateral Amount due to
           Application of Available Principal Collections
           as Shared Principal Collections......................$            0
A.5     Previous Reductions in Collateral
           Amount Reimbursed....................................$            0

        Bank of New York Midwest Trust Company
        as Paying Agent


IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 7th day of March, 2002


        First Consumers National Bank
        as Servicer



        By:     /s/ Scott Spinks
        Name:   Scott Spinks
        Title:  Budget & Reporting Manager